UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 16, 2016

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390
Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 17, 2016, RiceBran Technologies (the “Company,” “we” or “us”) entered into a placement agency agreement (the “Placement Agreement”) with Maxim Group LLC (the “Placement Agent”) under which the Placement Agent agreed to serve as the sole placement agent, on a “reasonable best efforts” basis, in connection with the registered direct public offering of 3,000 shares (“Shares”) of Series F Preferred Stock (the “Preferred Stock”) at $1,000 per share (the “Public Offering Price”) through the Placement Agent (the “Registered Direct Offering”). Also on February 17, 2016, to effect the Registered Direct Offering, we entered into securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors named in the signature pages thereto (the “Purchasers”) under which we agreed to issue and sell the Shares directly to the Purchasers at the Public Offering Price. In a concurrent private placement, we agreed to sell through the Placement Agent warrants to purchase an aggregate of 2,660,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price equal to $2.00 per share (each a “Warrant” and collectively, the “Warrants”) (the “Private Placement”).

We expect to receive aggregate net proceeds, after deducting Placement Agent fees and other estimated expenses related to the Registered Direct Offering and the Private Placement, in the amount of approximately $2.7 million. We intend to use the net proceeds from this offering for working capital, business development and certain other expenditures.

The closing of the Registered Direct Offering and the Private Placement is expected to take place on February 22, 2016, subject to customary closing conditions.

The Shares are being offered and sold to the public under our shelf registration statement on Form S-3 (File No. 333-196541) initially filed with the Securities and Exchange Commission (the “Commission”) declared effective on June 17, 2014 (the “Registration Statement”), and a prospectus supplement relating to the Registered Direct Offering will be filed with the Commission.

The Series F Preferred Stock will be created under a Certificate of Determination of Preferences and Rights of Series F Convertible Preferred Stock (the “Certificate of Determination”).  The Certificate of Determination provides that the Preferred Stock is non-voting and has a conversion into Common Stock at the holder’s election at any time, at a conversion price of $1.50. Subject to limited exceptions, a holder of Shares will not have the right to exercise any portion of its Shares if the holder, together with its affiliates, would beneficially own over 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Shares’ Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to us, the holder may increase the Shares’ Beneficial Ownership Limitation, provided that in no event will the Shares’ Beneficial Ownership Limitation exceed 9.99%.

The Securities Purchase Agreement contain customary representations, warranties and agreements by us and customary conditions to closing. Under the Securities Purchase Agreement, we have agreed not to contract to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for six months following the closing of the offering. In addition, we have also agreed with the Purchasers that until the later of (i) the date that the Warrants are no longer outstanding or (ii) such time as not more than 20% of the originally issued Preferred Stock remains outstanding, we will not effect or contract to effect a “Variable Rate Transaction” as defined in the Securities Purchase Agreement.

We granted to the investors, if we issue any shares of common stock or securities exercisable for, or convertible into, shares of common stock within twelve (12) months after the registration statement covering the resale of the securities issued under the Purchase Agreement has been declared effective by the SEC (the "Subsequent Financing"), the right to participate in up to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

Under the Placement Agreement, we have agreed to pay the Placement Agent an aggregate cash placement fee equal to 8% of the aggregate gross proceeds raised in the Registered Direct Offering and Private Placement (“Offering”). Subject to certain conditions, we also have agreed to reimburse all travel and other out-of-pocket expenses of the Placement Agent for this offering, including but not limited to legal fees, not to exceed $75,000.

The Placement Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1993, as amended (“Securities Act”), and liabilities arising from breaches of representations and warranties contained in the placement agent agreement, or to contribute to payments that the placement agent may have to make regarding those liabilities.

Each Warrant will be exercisable beginning on the initial exercise date that is six months after the date of closing (the “Initial Exercise Date”) at an exercise price of $2.00 per share, subject to adjustment as provided therein. The Warrants will be exercisable for five years from the Initial Exercise Date, but not thereafter. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own over 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Warrants’ Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to us, the holder may increase the Warrants’ Beneficial Ownership Limitation, provided that in no event will the Warrants’ Beneficial Ownership Limitation exceed 9.99%.

The exercise price and number of the shares of our common stock issuable upon exercising the Warrants will be subject to adjustment if any stock dividends occurs and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

The Warrants and Warrant Shares are being offered under an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D. The Warrants and the shares of Common Stock issuable upon exercising the Warrants (“Warrant Shares”) may not be offered or sold in the United States absent an effective registration statement or exemption from the registration requirement of the Securities Act. We entered into a Registration Rights Agreement (the “Registration Rights Agreement”) under which we must register the Warrant Shares on a Registration Statement by April 17, 2016 (“Resale Registration Statement”).  If the Resale Registration Statement is not declared effective by May 17, 2016 (or June 17, 2016 if a full SEC review occurs) then we will have to pay certain liquidated damages of 2% multiplied by the aggregate exercise price of the warrants each month, up to an aggregate of 10% of the amount the investor purchased in this offering.

After the Initial Exercise Date, if and only if no effective registration statement registering, or no current prospectus available for, reselling the Warrants, they may exercise the Warrants by means of a “cashless exercise.”

The foregoing descriptions of the Placement Agreement, the Securities Purchase Agreement, Registration Rights Agreement and the Warrants are qualified in their entirety by reference to the full text of the Form of Certificate of Determination, Form of Warrant, Form of Securities Purchase Agreement, Registration Rights Agreement, and Placement Agency Agreement, which are attached to this Current Report on Form 8-K as Exhibits 3.1, 4.1, 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference in their entirety.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents we file from time to time with the SEC. Any forward-looking statements speak only by the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

The prospectus supplement relating to the Offering has been filed with the Commission and is available on the Commission’s web site at http://www.sec.gov. Copies of the prospectus supplement may also be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, (212) 895-3745.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only with a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 3.02	Recent Sales of Unregistered Securities

See Item 1.01 above, which disclosures are incorporated herein by reference in relation to the Warrants and Warrant Shares.  The offer and sale of the Warrants and Warrant Shares will be completed under the exemption provided by Rule 506 of Regulation D of the Securities Act of 1933 and/or Section 4(a)(2) of the Securities Act.  Each of the investors has represented that it is an accredited investor, as defined in Rule 501 of Regulation D, and that it is acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

Item 9.01	Financial Statements and Exhibits

Exhibit
No.	Description

3.1	Form of Certificate of Determination of Preferences and Rights of Series F Convertible Preferred Stock

4.1	Form of Warrant

5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation

10.1	Form of Securities Purchase Agreement dated February 17, 2016

10.2	Registration Rights Agreement dated February 17, 2016

10.3	Placement Agency Agreement dated February 17, 2016

23.1	Consent of Weintraub Tobin Chediak Coleman Grodin (included in Exhibit 5.1)

99.1	Press Release dated February 17, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: February 17, 2016	By:	/s/ J. Dale Belt

Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)